UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
WELLS FARGO & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
420 Montgomery Street, San Francisco, California 94104
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 1-866-249-3302
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 22, 2011, the Human Resources Committee (the “Committee”) of the Board of Directors of Wells Fargo & Company (the “Company”) granted Performance Shares under the Company’s Long-Term Incentive Compensation Plan (the “LTICP”) to the Company’s executive officers. These included the following “named executive officers” as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended: John G. Stumpf, Chairman, President and Chief Executive Officer; David A. Hoyt, Senior Executive Vice President and head of Wholesale Banking; Mark C. Oman, Senior Executive Vice President and head of Home and Consumer Finance; David M. Carroll, Senior Executive Vice President and head of Wealth, Brokerage and Retirement Services; and Carrie L. Tolstedt, Senior Executive Vice President and head of Community Banking. Performance Shares were not awarded to Howard I. Atkins, former Chief Financial Officer, who is retiring effective August 6, 2011. The Performance Shares awarded to these executives represent 2011 long-term compensation and additional information about these Performance Shares will be set forth in the Company’s 2012 proxy statement.
     Vesting of the Performance Shares will depend on the achievement of specified performance criteria and will be subject to the satisfaction of certain conditions. The awards provide an incentive for these executives to remain with and provide valuable leadership and services to the Company. The awards will vest after three years of service in the first quarter of 2014, with the target number of Performance Shares for each executive subject to adjustment upward or downward based on the Company’s performance over the three-year period ending December 31, 2013 with respect to specified performance criteria relative to specified financial performance peer group companies as of December 31, 2013. In no event will the final number of Performance Shares received by each of the executives be greater than 150% of the executive’s applicable target award number, plus any applicable dividend equivalents as described below.
     The following table shows the target number of Performance Shares granted to each of the executives named below:

Target Number of
Performance Shares
John G. Stumpf	382,410
Howard I. Atkins	0
David A. Hoyt	207,139
Mark C. Oman	159,338
David M. Carroll	159,338
Carrie L. Tolstedt	175,271
     Each of the executives will forfeit the Performance Shares if they terminate employment with the Company prior to the vesting date for the Performance Shares, other than because of death, involuntary termination in connection with a disability or displacement, or retirement. Upon the executive’s retirement prior to the vesting date for the Performance Shares, the award will vest upon the scheduled vesting date based on the Company’s performance and provided the executive meets certain vesting conditions following termination of employment through such vesting date. Those vesting conditions are complying with the terms of an agreement with the Company regarding non-competition, non-disclosure of trade secrets and other confidential information, and the non-solicitation of team members and customers.
     The Committee required as a condition to receiving the awards, that each of the executives agree to hold, while employed by the Company and for at least one year after retirement, shares of Company common stock equal to at least 50% of the after-tax shares (assuming a 50% tax rate) acquired upon vesting and settlement of the Performance Shares. The Committee may reduce, delay vesting, modify, revoke, cancel, impose additional conditions and restrictions on or recover all or a portion of the awards if the Committee deems it necessary or advisable to comply with applicable laws, rules or regulations. In addition, the awards are subject to any applicable recoupment or “clawback” policies of the Company, as amended from time to time, and any applicable recoupment or clawback requirements imposed under laws, rules and regulations. The Performance Shares include the right to receive dividend equivalents to be reinvested in Company common stock in the form of additional Performance Shares. These additional Performance Shares will be distributed in shares of Company common stock when, and if, the underlying Performance Shares vest and are distributed.
     For more information about the grant terms, refer to the form of Performance Share Award Agreement for grants on February 22, 2011 filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and incorporated herein by reference. The foregoing description of the terms and conditions of the Performance Share grants is qualified in its entirety by reference to such exhibit.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description

10(a)	Form of Performance Share Award for grants on February 22, 2011, incorporated by reference to Exhibit 10(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2011	WELLS FARGO & COMPANY
	By:	/s/ Hope A. Hardison
Hope A. Hardison
Executive Vice President